   REPRESENTATIVE'S WARRANT AGREEMENT (THE "WARRANT AGREEMENT"), dated as of _______ __, 1997, between PARADISE MUSIC AND ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and DONALD & CO. SECURITIES INC. (hereinafter referred to variously as the "Holder" or the "Representative").


                 ________________________________________



      The Company proposes to issue to the Representative warrants
(the "Warrants") to purchase up to 100,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, par value $.01 per share (the "Common Stock") and one Redeemable Common Stock Purchase Warrant (the "Redeemable Warrant");

      The Representative has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated _____ __, 1997 among the Company, the Representative and the other underwriters named in Schedule I thereof (collectively with the Representative, the "Underwriters") to act as the representative of the Underwriters in connection with the Company's proposed initial public offering (the "Initial Public Offering") of 1,000,000 Units at an initial public offering price of $____ per Unit; and

      The Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the compensation in connection with, the Representative acting as representative of the Underwriters pursuant to the Underwriting Agreement;

      NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of ONE HUNDRED DOLLARS AND NO CENTS ($100.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. GRANT. The Holder (as hereinafter defined) is hereby granted the right to purchase, at any time from ______ __, 1998 until 5:30 p.m., New York time, on ______ __, 2002, up to 100,000 Units at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $____ per Unit,
subject to the terms and conditions of this Agreement.   Except as set forth
in this Section 1, the Redeemable Warrants issuable upon exercise of the Warrants are in all respects identical to the Redeemable Warrants being sold in the Initial Public Offering pursuant to the terms and provisions of the Warrant Agreement, dated as of _______ __, 1997, between the Company and Continental Stock Transfer & Trust Company.

      2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A,

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attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

      3. EXERCISE OF WARRANT. The Warrants initially are exercisable at the initial exercise price per Unit set forth in Section 6 hereof, payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Units purchased at the Company's principal offices (presently located at 420 West 45th Street, 5th Floor, New York, New York 10036), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock and a certificate or certificates for the Redeemable Warrants evidencing the Units.
 The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock and Redeemable Warrants underlying the Warrants). In the case of the purchase of less than all the securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the securities purchasable thereunder.

      4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates evidencing the shares of Common Stock and the Redeemable Warrants or other securities, properties or rights underlying such Warrants, and upon the exercise of the Redeemable Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Redeemable Warrants, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      The Warrant Certificates and the certificates evidencing the shares of Common Stock and the Redeemable Warrants or other securities, property or rights shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board of Directors, or the President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

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

      5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that (a) the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to the Underwriters, including the Representative, to the Selected Dealers participating in the Initial Public Offering or to bonafide officers or partners thereof (collectively, the "Transferees"), and (b) subsequent to such one (1) year period any transfer of the Warrants may occur; provided, however, that the Warrants are exercised immediately upon transfer and if not immediately exercised upon such transfer, that such Warrants will lapse. The Holder of a Warrant Certificate, by its acceptance thereof, also covenants and agrees that the Warrants may not be exercised nor may the Common Stock and Redeemable Warrants comprising the Units that underly the Warrants be resold, transferred or assigned for a period of one
(1) year from the date hereof.

      6.   EXERCISE PRICE.

            6.1 INITIAL AND ADJUSTED EXERCISE PRICE. The initial exercise price of each Warrant shall be $____ per share of Unit. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

            6.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

      7.   REGISTRATION RIGHTS.

            7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrants, the Units, including the shares of Common Stock and the Redeemable Warrants that are included in the Units, and the shares of Common Stock issuable upon exercise of the Redeemable Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise, in part or in whole, of the Warrants, certificates evidencing the shares of Common Stock, the Redeemable Warrants and upon exercise of the Redeemable Warrants, in whole or in part, certificates evidencing the shares of Common Stock underlying the Redeemable Warrants and any other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER,

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

          THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

            7.2 PIGGYBACK REGISTRATION. If, at any time commencing on _______ __, 1998 and expiring six (6) years thereafter, the Company proposes to register any of its securities under the Securities Act (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-4, Form S-8 or any successor form thereto), it will give written notice by registered mail, at least thirty
(30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Warrants and/or Warrant Securities of its intention to do so. If the Representative or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty
(20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

      Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

            7.3  DEMAND REGISTRATION.

            (a) At any time commencing on ________ __, 1998 and expiring four (4) years thereafter, the Holders of Warrants and/or Warrant Securities representing more than 50% of such securities at that time outstanding (assuming the exercise of all of the Warrants), shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

            (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by the majority of the Holders to all other registered Holders of the Warrants and the Warrant Securities within ten (10) days from the date of the receipt of any such registration request.

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

            (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing on _______ __, 1998 and expiring four (4) years thereafter, the Holders of Warrants and/or Warrant Securities representing more than 50% of such securities at the time outstanding (assuming the exercise of all of the Warrants) shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder of its Warrant Securities; provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

            7.4 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:
            (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand pursuant to Section 7.3, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

            (b) The Company shall pay all costs (excluding transfer taxes, if any, and fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to
Section 7.3(c).  If the Company shall fail to comply with the provisions of
Section 7.4(a), the Company shall, in addition to any other equitable or other damages or relief available to the Holder(s), be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Warrant Securities.

            (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

            (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability

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

(including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions to which the Company has agreed to indemnify the Underwriters contained in Section 8 of the Underwriting Agreement.

            (e) The Company shall not require the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

            (f) The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in the registration statement filed pursuant to Section 7.3(a) hereof, without the prior written consent of the Holders of Warrants and/or Warrant Securities representing more than 50% of such securities at that time outstanding (assuming the exercise of all of the Warrants).

            (g) The Company shall furnish to the Representative on behalf of each Holder participating in the offering and to the managing underwriter, if any, a signed counterpart, addressed to the Representative on behalf of each such Holder and to the managing underwriter, if any, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement if there is no managing underwriter or the date of the closing under the underwriting agreement if there is a managing underwriter, and (ii) a "cold comfort" letter, dated the effective date of such registration statement and the date of the closing under the underwriting agreement if there is a managing underwriter, signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

            (h) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

            (i) The Company shall deliver promptly to each Holder who so requests and the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to any registration statement filed pursuant to this Agreement, and permit each Holder who so requests and the managing underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National

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

Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as each Holder and the managing underwriter shall reasonably request.

            (j)  With respect to a registration statement filed pursuant to
Section 7.3, the Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a majority of the Warrant Securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

            7.6 COVENANTS OF THE HOLDER(S) WITH RESPECT TO REGISTRATION. The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

            8.   ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

                  8.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.2 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Units issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

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

                  8.3 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as it may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  8.4 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in
Section 8. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

                  8.5 DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (consisting of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock, Redeemable Warrants or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 8.5. Nothing contained herein shall provide for the receipt or accrual by a Holder of cash dividends prior to the exercise by such Holder of the Warrants.

            9.   EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.   Each
Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Units in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or

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

destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

            10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common
Stock or Redeemable Warrants upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock, Redeemable Warrants or other securities, properties or rights as the case may be.

            11. RESERVATION AND LISTING. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Redeemable Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock, Redeemable Warrants and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Redeemable Warrants underlying the Warrants and payment of the Redeemable Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock and Redeemable Warrants issuable upon the exercise of the Warrants and shares of Common Stock issuable upon exercise of the Redeemable Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock and the Redeemable Warrants issued in connection with the Initial Public Offering may then be listed and/or quoted on The Nasdaq Stock Market.

            12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

            13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

            14. SUPPLEMENTS AND AMENDMENTS. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

            15. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

            16. TERMINATION. This Agreement shall terminate at the close of business on ______ __, 2004. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on _______ __, 2007.

            17. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other part(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

            18. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

            19.  SEVERABILITY.   If any provision of this Agreement shall be
held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

            20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

            21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder(s) of the Warrant Certificates or Warrant Securities.

            22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              PARADISE MUSIC AND ENTERTAINMENT, INC.


                              By:_______________________________________
                                   Name: John Loeffler
                                   Title: President
Attest:

___________________________
Richard Flynn, Secretary
                              DONALD & CO. SECURITIES INC.

                              By:___________________________________
                                   Name:   Stephen A. Blum
                                   Title:  President

                                                                      EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO
(I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, _______ __, 2002


NO. W-_                                                        _______ WARRANTS
                               WARRANT CERTIFICATE



      This Warrant Certificate certifies that ____________________________, or registered assigns, is the registered holder of _______ Warrants to purchase initially, at any time from _______ __, 1998 until 5:30 P.M. New York time on _______ __, 2002 ("Expiration Date"), up to _______ units (the "Units"), each Unit consisting of one fully paid and non-assessable share of common stock, $.01 par value ("Common Stock"), and one Redeemable Common Stock Purchase Warrant (the "Redeemable Warrants"), of PARADISE MUSIC AND ENTERTAINMENT, INC., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $_____ per Unit, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of _______ __, 1997 between the Company and Donald & Co. Securities Inc. (the "Representative's Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

            No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Representative's Warrant Agreement, which Representative's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            The Representative's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Representative's Warrant Agreement.

            Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Representative's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

            Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Representative's Warrant Agreement shall have the meanings assigned to them in the Representative's Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of __________ __, 1997


                              PARADISE MUSIC AND ENTERTAINMENT, INC.


                              By:__________________________________
                                   Name: John Loeffler
                                   Title: President



Attest:


____________________________
Richard Flynn, Secretary

                         [FORM OF ELECTION TO PURCHASE]



            The undersigned hereby irrevocably elects to exercise the
right, represented by this Warrant Certificate, to purchase __________ Units and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of PARADISE MUSIC AND ENTERTAINMENT, INC. in the amount of $___________, all in accordance with the terms hereof. The undersigned requests that each of the certificates evidencing such securities be registered in the name of _________________ whose address is __________________________ and that such certificates be delivered to ___________________ whose address is
____________________________.



Dated:                        Signature:______________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                              ___________________________________________
                              (Insert Social Security or Other Identifying
                              Number of Holder)

                              [FORM OF ASSIGNMENT]


                (To be exercised by the registered holder if such
              holder desires to transfer the Warrant Certificate.)



     FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

               (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_______________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.



Dated:                        Signature:__________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)





                              ____________________________________________
                              (Insert Social Security or Other Identifying
                              Number of Assignee)